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EXHIBIT 99.1

ERF WIRELESS SIGNS AGREEMENT TO ACQUIRE THE DOOR WIRELESS BROADBAND OPERATIONS
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ACQUISITION ADDS ONE OF TEXAS' LARGEST WISPS WITH APPROXIMATELY 25,000 SQUARE
MILES OF WIRELESS COVERAGE TO COMPANY'S SECURE BANK NETWORK STRATEGY


LEAGUE CITY, Texas, Dec 20, 2006 (BUSINESS WIRE) -- ERF Wireless (OTCBB:ERFW), the nation's leading provider of secure wireless networks for the regional banking industry, announced today that it has completed the acquisition of the wireless broadband assets and operations of Southwest Enhanced Network Services, LP, (dba The Door to the Internet, "The Door"), a wireless broadband affiliate of Windstream Corporation. The all cash transaction closed on December 15, 2006, and includes all of the current customers and network infrastructure equipment including approximately 59 towers. The Door acquisition provides ERF Wireless access to a large geographic area adjacent to Lubbock, Texas, and the surrounding Panhandle and New Mexico communities. The acquisition covers approximately 25,000 square miles of coverage area with a population of more than 400,000 businesses and residents.

According to H. Dean Cubley, CEO of ERF Wireless, the acquisition of The Door network is the sixth wireless network acquired by ERF Wireless over the past two years. "We plan to integrate The Door into our ERF Wireless Bundled Services Inc. subsidiary and pursue capturing additional market share in their strategically located territories across West Texas. This acquisition complements our already growing Central and South Texas networks that now cover thousands of square miles from Central Texas to the Texas Gulf Coast." Cubley added, "We believe that The Door has built a first-class network and has achieved a solid reputation with its existing customer base of more than 1,500 customers and over $1,000,000 of recurring annual revenue. With the strength of our operations and support teams behind the foundation built by The Door, coupled with an underserved geographic territory, we believe that we can achieve market share increases with both commercial and residential customers that should positively respond to the advantages of secure wireless broadband communications and other services. This is in addition to the support capability that The Door will bring to our future bank customers that will be added in this region."

R. Greg Smith, CFO of ERF Wireless, commented, "The acquisition of strategically-located profitable wireless broadband networks is an essential part of the company's core business plan of generating recurring revenues through the acquisition and/or construction of enterprise-class wireless broadband networks in underserved parts of the country. Additionally, as a part of our wireless offering to the regional banking industry, we are focusing on acquiring profitable networks in strategic locations that will allow the company to provide support and technical expertise to the financial institutions that the company is currently or expects to be serving."

John A. Burns, COO of ERF Wireless, stated, "Our acquisition of The Door is a part of the company's overall business strategy to align an ERF Wireless WISP operating network around each of our BranchNet Banking customers so we can market additional ERF Wireless products to the bank's customer base. Execution on this strategy is making it possible for ERF Wireless to achieve its plan to capture a substantial share of the $9 billion secure wireless market for community, regional and nationwide financial institutions in the U.S."


About ERF Wireless

ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless broadband product and secure service solutions to banking and commercial clients on a national basis. Its principals have been in the network integration, Internet banking and encryption technology businesses for over twenty years and have constructed encrypted wireless broadband networks as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit WWW.ERFWIRELESS.COM or call 281-538-2101. (ERFWG)

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Forward-looking statements in this release regarding ERF Wireless Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


SOURCE: ERF Wireless Inc.

ERF Wireless, Inc.
Clareen O'Quinn, 281-538-2101 ext. 113
coquinn@erfwireless.com
Copyright Business Wire 2006